Exhibit 8.1
SIGNIFICANT SUBSIDIARIES

The table below lists the Company's significant subsidiaries as of December 31, 2020:

Name of company	Country of Incorporation	Principal activities

Drilling unit owning companies

Asia Offshore Rig 1 Ltd	Bermuda	Owner of AOD 1
Asia Offshore Rig 2 Ltd	Bermuda	Owner of AOD 2
Asia Offshore Rig 3 Ltd	Bermuda	Owner of AOD 3
Sevan Brasil Ltd	Bermuda	Owner of Sevan Brasil
Sevan Drilling Rig VI Pte Ltd	Singapore	Owner of Sevan Developer
Sevan Driller Ltd	Bermuda	Owner of Sevan Driller
Sevan Louisiana Hungary KFT	Hungary	Owner of Sevan Louisiana
North Atlantic Alpha Ltd	Bermuda	Owner of West Alpha
Seadrill Ariel Ltd.	Liberia	Owner of West Ariel
Seadrill Callisto Ltd	Bermuda	Owner of West Callisto
Seadrill Carina Ltd	Bermuda	Owner of West Carina
Seadrill Castor Pte Ltd	Bermuda	Owner of West Castor
Seadrill Cressida Ltd	Bermuda	Owner of West Cressida
Seadrill Eclipse Ltd	Bermuda	Owner of West Eclipse
Seadrill Elara Ltd	Bermuda	Owner of West Elara
Seadrill Eminence Ltd	Bermuda	Owner of West Eminence
Seadrill Freedom Ltd	Bermuda	Owner of West Freedom
Seadrill Gemini Ltd	Bermuda	Owner of West Gemini
Seadrill Jupiter Ltd.	Bermuda	Owner of West Jupiter
Seadrill Indonesia Ltd	Bermuda	Owner of West Leda
North Atlantic Navigator Ltd	Bermuda	Owner of West Navigator
Seadrill Neptune Hungary KFT	Bermuda	Owner of West Neptune
Seadrill Orion Ltd	Bermuda	Owner of West Orion
Seadrill Pegasus Pte Ltd	Singapore	Owner of West Pegasus
North Atlantic Phoenix Ltd	Bermuda	Owner of West Phoenix
Seadrill Prospero Ltd	Bermuda	Owner of the West Prospero
Seadrill Saturn Ltd	Bermuda	Owner of West Saturn
Seadrill Telesto Ltd	Bermuda	Owner of West Telesto
Seadrill Tellus Ltd	Bermuda	Owner of West Tellus
Seadrill Tucana Ltd	Bermuda	Owner of West Tucana
North Atlantic Venture Ltd	Bermuda	Owner of West Venture
Scorpion Vigilant Ltd	Bermuda	Owner of West Vigilant

Contracting and management companies

Seadrill Offshore AS - Europe operations	Norway	Finance Lessee
Eastern Drilling AS	Norway	Onshore Services
Seadrill UK Operations Ltd	United Kingdom	Rig Operator
Seadrill Management Ltd	United Kingdom	Onshore Services
Seadrill Deepwater Charterer Ltd	Bermuda	Finance Lessee
Seadrill Insurance Ltd	Bermuda	Onshore services
Seadrill Angola Lda	Angola	Onshore Services
Seadrill Gulf Operations Neptune LLC	USA	Rig Operator
Seadrill SeaMex SC Holdco Ltd	Bermuda	Onshore Finance
Seadrill Treasury UK Ltd	United Kingdom	Onshore Finance
Seadrill SeaMex 2 de Mexico S de RL de CV	Mexico	Onshore Finance

Seadrill International Resourcing DMCC	UAE	Onshore Services
Seadrill Global Services Ltd	Bermuda	Onshore Services
Seadrill Management (S) Pte Ltd	Singapore	Onshore Services
Seadrill Nigeria Operations Ltd	Nigeria	Onshore Services
Seadrill Deepwater Units Pte Ltd	Singapore	Onshore Services
Seadrill (Dalian) Consulting Co Ltd	China	Onshore Services
Seadrill Americas INC	USA	Onshore Services
Seadrill Serviços de Petróleo Ltda	Brasil	Rig Operator
Seadrill Operations de Mexico S. de R.L. de C.V	Mexico	Onshore Services
Seadrill Offshore Malaysia Sdn Bhd	Malaysia	Rig Operator
Seadrill Labuan Ltd	Labuan	Intra-charterer
Seadrill Newfoundland Operations Ltd	Canada	Onshore Services
Seadrill UK Support Services Ltd	United Kingdom	Onshore Services
North Atlantic Linus Charterer Ltd	Bermuda	Finance Lessee
Seadrill Norway Crew AS	Norway	Onshore Services
Seadrill North Sea Crewing Ltd	Bermuda	Onshore Services
Seadrill Europe Management AS	Norway	Onshore Services
Sevan Drilling North America LLC	USA	Rig Operator
Seadrill Jack-ups Contracting Ltd	Suriname	Rig Operator

Holding Companies

Seadrill North Atlantic Holdings Ltd	Bermuda	Holding Company
Seadrill Common Holdings Ltd	Bermuda	Holding Company
Seadrill Deepwater Holdings Ltd	Bermuda	Holding Company
Seadrill Jack Up Holding Ltd	Bermuda	Holding Company
Seadrill Member LLC	Marshall Islands	Holding Company
Seadrill Investment Holding Company Ltd	Bermuda	Holding Company
Seadrill New Finance Ltd	Bermuda	Holding Company
Seadrill Norway Operations Ltd	Bermuda	Holding Company
Seadrill Rig Holding Company Ltd	Bermuda	Holding Company
Seadrill Ltd	Bermuda	Holding Company
Seadrill UK Ltd	United Kingdom	Holding Company
Seadrill Partners LLC Holdco Ltd	Bermuda	Holding Company
Seadrill Seabras UK Ltd	United Kingdom	Holding Company
Seadrill Sevan Holdings Ltd	Bermuda	Holding Company
Seadrill Seabras SP UK Ltd	United Kingdom	Holding Company
Seadrill Mobile Units UK Ltd	United Kingdom	Holding Company
Seadrill Seadragon UK Ltd	United Kingdom	Holding Company
Seadrill Holdings Singapore Pte Ltd	Singapore	Holding Company
Asia Offshore Drilling Ltd	Bermuda	Holding Company
Scorpion Deepwater Ltd	Bermuda	Holding Company
Scorpion International Ltd	Bermuda	Holding Company
Seadrill GCC Operations Ltd	Bermuda	Holding Company
Scorpion Drilling Ltd	Bermuda	Holding Company
Seadrill Far East Ltd	Hong Kong	Holding Company
Sevan Investimentos do Brasil Ltda	Brasil	Holding Company
Sevan Drilling Rig IX Pte Ltd	Singapore	Holding Company
Sevan Drilling Rig VI AS	Norway	Holding Company
Seabras Serviços de Petróleo S.A.	Brasil	Holding Company
Seabras Holdings GmbH	Austria	Holding Company
Seabras Rig Holdings GmbH	Austria	Holding Company